August 13, 2009

Timberline Resources Corporation
101 East Lakeside Avenue
Coeur D' Alene, Idaho 83814

Re: Registration Statement on Form S-3 as filed August 13, 2009

Ladies and Gentlemen:

We have acted as counsel to Timberline Resources Corporation, a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement"), as filed on August 13, 2009, relating to the resale by a certain shareholder of the Company named in the Registration Statement of up to 950,000 shares of common stock of the Company, par value $0.001 per share (the "Shares").

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact related to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have also assumed that the Shares will be sold as described in the Registration Statement.

Based on the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

Our opinions expressed above are limited to the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to the reference to our firm in the Prospectus constituting part of the Registration Statement.

Sincerely,

DORSEY & WHITNEY LLP

Dorsey & Whitney LLP

KGS:MLW